UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine, CA 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 3, 2016, Cryoport, Inc. (the “Company”) announced the final results of the Company’s previously announced issuer tender offer (the “Offer”) to holders of the Company’s outstanding warrants to purchase one share of common stock at an exercise price of $3.57 per share (“Original Warrants”) to exchange up to 5,000,000 of such Original Warrants for (1) an equal number of warrants to purchase one share of common stock at an exercise price of $1.50 per share (“New Warrants”), conditioned upon the immediate exercise of such New Warrants, and (2) one warrant to purchase one share of common stock at an exercise price of $3.00 per share for every four New Warrants exercised (“Supplemental Warrants”).

The Supplemental Warrants are exercisable upon issuance and expire on the earlier of (i) October 28, 2019 and (ii) the thirtieth (30th) day after the date that the closing price of the Company’s common stock equals or exceeds $4.50 for ten consecutive trading days. The Supplemental Warrants will have a cashless exercise right in the event that the Supplemental Warrant Shares are not covered by an effective registration statement at the time of such exercise. The Supplemental Warrants will not be listed on the NASDAQ Capital Market or any other securities exchange.

The Offer expired at 5:00 p.m., Eastern Time on October 28, 2016 and was conducted pursuant to the terms and conditions set forth in the Company’s Tender Offer Statement on Schedule TO and the related exhibits included therein, as amended, initially filed with the Securities and Exchange Commission on August 11, 2016.

In connection with the Offer, 2,470,913 Original Warrants were properly tendered by holders of Original Warrants in exchange for (i) 2,470,913 New Warrants, which were immediately exercised for gross proceeds to the Company of approximately $3,706,370, and (ii) 617,695 Supplemental Warrants.

A copy of the press release announcing the final results of the Offer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1	Press Release, dated November 3, 2016, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: November 3, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 3, 2016, issued by the Company